Exhibit 99.1

Noranda Reports Results for Fourth Quarter and Full-Year 2011

Fourth Quarter 2011 Highlights

• Diluted EPS was $0.36, compared to $0.59 in fourth quarter 2010; excluding special items, diluted EPS was $0.01, compared to $0.41 in fourth quarter 2010

• Total segment profit was $31.1 million, compared to $71.9 million in fourth quarter 2010

• Operating activities generated $30.3 million of cash flow, compared to $21.0 million in fourth quarter 2010

• Maintenance events in the Alumina and Bauxite segments had a negative impact on our results: $16.5 million impact on segment profit and Adjusted EBITDA, $0.16 impact on diluted EPS and diluted EPS excluding special items, $0.11 per pound impact on integrated net cash cost for the quarter

• Excluding the maintenance events, our baseline net cash cost was $0.72 per pound, compared to $0.65 per pound in fourth quarter 2010

Full-Year 2011 Highlights

• Diluted EPS was $2.06, compared to $1.27 in 2010; excluding special items, diluted EPS was $1.05, compared to $0.86 in 2010

• Total segment profit was $261.9 million, compared to $216.1 million in 2010

• Operating activities generated $140.6 million of cash flow, compared to $82.1 million (excluding terminated aluminum hedges) in 2010

• Maintenance events in the Alumina and Bauxite segments had a negative impact on our results: $16.5 million impact on segment profit and Adjusted EBITDA, $0.16 impact on diluted EPS and diluted EPS excluding special items, $0.03 per pound impact on integrated net cash cost for the year

• Excluding the maintenance events, our baseline net cash cost was $0.72 per pound, compared to $0.70 per pound in 2010

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 15, 2012--Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for the fourth quarter and full-year 2011.

"In 2011, Noranda's integrated business platform supported nearly $65 million in sustaining and value-added growth capital expenditures and the prudent return of $71 million to our shareholders, demonstrating our ability to generate strong cash flow through the commodity cycle," said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. "In the fourth quarter, across our business, product demand and raw material input costs were consistent with expectations. However, in the Alumina and Bauxite segments, the impact of costs and lost volume from maintenance events had a $16.5 million negative impact on operating results. We believe the issues were contained to the fourth quarter, as production rates following the resumption of normal operations have equaled or exceeded those prior to the maintenance. Excluding the impact of these issues, we are pleased to report a baseline net cash cost of $0.72 per pound for 2011, compared to $0.70 per pound in 2010, driven by our focus on productivity throughout a volatile and inflationary global economic environment."

Noranda reported fourth quarter 2011 net income of $24.4 million ($0.36 per diluted share), compared to net income of $34.9 million ($0.59 per diluted share) for fourth quarter 2010. Excluding special items, Noranda reported fourth quarter 2011 net income of $0.6 million ($0.01 per diluted share), compared to fourth quarter 2010 net income of $24.0 million ($0.41 per diluted share). Both fourth quarter and full-year 2011 results included $16.5 million ($0.16 per diluted share) of costs associated with Alumina and Bauxite maintenance events.

Noranda reported full-year 2011 net income of $140.9 million ($2.06 per diluted share), compared to net income of $66.9 million ($1.27 per diluted share) in 2010. Excluding special items, Noranda reported full-year 2011 net income of $72.0 million ($1.05 per diluted share), compared to $45.4 million ($0.86 per diluted share) in 2010.

Fourth Quarter 2011 Results

Sales for fourth quarter 2011 were $338.5 million, compared to $400.4 million in third quarter 2011 and $344.3 million in fourth quarter 2010.

  Of the $61.9 million third quarter 2011 to fourth quarter 2011 decline in sales, $35.9 million was attributable to lower realized prices. This decrease was driven principally by a decline in the London Metal Exchange ("LME") aluminum price, which averaged $1.09 in third quarter 2011, compared to $0.95 in fourth quarter 2011. The remaining $26.0 million sequential quarter decline in sales was attributable primarily to seasonally lower volumes in the Flat-Rolled Products business.
  Comparing fourth quarter 2011 to fourth quarter 2010, revenues were essentially flat due to a variety of segment specific shifts in price and volume. LME prices averaged $0.95 in fourth quarter 2011 compared to $1.06 in fourth quarter 2010.

Total fourth quarter 2011 segment profit was $31.1 million, compared to $60.2 million in third quarter 2011 and $71.9 million in fourth quarter 2010.

  Fourth quarter 2011 segment profit represents a $29.1 million decrease compared to third quarter 2011. That decrease resulted from several factors, most notably a decline in the LME price of aluminum ($29.6 million combined impact for all segments) and seasonally lower volumes in the Flat-Rolled Products segment ($6.5 million), both of which were partially offset by the absence of peak power rates at our New Madrid smelter ($15.1 million) and other decreases in energy costs such as fuel adjustment charges at New Madrid and natural gas prices across our businesses ($4.4 million combined favorable impact).
  In addition to these factors, fourth quarter segment profit was negatively impacted by $16.5 million from Alumina and Bauxite maintenance events.
    Excessive amounts of scale were identified during maintenance of Gramercy's largest bauxite digester. As a result, the digester experienced an extended outage and subsequently performed at less than normal flow rates. Coincident with the extended digester maintenance, Gramercy experienced the failure of equipment that screens incoming bauxite and prevents rock and other material from entering the production process. This failure further restricted production until the piping and vessels were cleared. We estimate that the combined impact of these two events was $14.5 million.
    At St. Ann, the conveyor belt which transports dried bauxite to the storage dome failed prior to a planned outage. This failure limited bauxite movement and led to additional costs for demurrage and re-drying bauxite. We estimate that the impact of this event was $2.0 million.
  Fourth quarter 2011 segment profit represents a $40.8 million decrease compared to fourth quarter 2010. That decrease resulted from several factors, including a decline in the LME price of aluminum ($23.9 million combined impact for all segments), maintenance events discussed above ($16.5 million), and higher raw material input costs ($11.7 million) due to increases in carbon-based and chemical products over the course of 2011.

Full-Year 2011 Results

Sales for 2011 were $1,559.8 million, compared to $1,294.9 million in 2010. Of the increase in sales, $148.4 million was attributable to higher realized prices. The LME price of aluminum averaged $1.09 in 2011, compared to $0.99 in 2010. The remaining $116.5 million increase in sales was attributable primarily to higher volumes in the Bauxite, Primary Aluminum and Flat-Rolled Products segments.

Total segment profit was $261.9 million in 2011 and $216.1 million in 2010. The increase in segment profit for 2011 resulted from several factors, most notably the increase in the LME price of aluminum ($76.9 million combined impact for all segments), and higher volumes. These favorable impacts were offset in part by increases in carbon-based and chemical products input costs over the course of 2011 and the impact of the fourth quarter 2011 maintenance events discussed above.

Segment Information

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
				2011	2010
Key primary aluminum products segment metrics:
Average realized Midwest transaction price (per pound)	$1.04	$1.18	$1.10	$1.17	$1.04
Integrated net cash cost for primary aluminum products (per pound shipped) (1)	$0.83	$0.81	$0.65	$0.75	$0.70
Total primary aluminum shipments (pounds, in millions)	145.8	148.6	152.5	581.4	560.5
Segment profit (loss) (in millions):
Bauxite	$(0.7)	$6.8	$3.8	$18.5	$23.8
Alumina	4.5	23.4	26.0	78.4	61.9
Primary Aluminum	22.7	21.8	42.1	140.3	112.2
Flat-Rolled Products	6.5	12.1	9.8	48.3	50.0
Corporate	(6.1)	(8.0)	(7.4)	(27.9)	(26.9)
Eliminations	4.2	4.1	(2.4)	4.3	(4.9)
Total (1)	$31.1	$60.2	$71.9	$261.9	$216.1

(1) These results include the $16.5 million negative impact from the Alumina and Bauxite maintenance events discussed above. Excluding the impact of these maintenance events, our integrated net cash cost for primary aluminum was $0.72 per pound for fourth quarter and full-year 2011.

Bauxite. The Bauxite segment reported a $0.7 million segment loss in fourth quarter 2011, compared to a $6.8 million profit in third quarter 2011 and $3.8 million profit in fourth quarter 2010.

  Compared to third quarter 2011, fourth quarter 2011 segment results reflected lower bauxite pricing and a decrease in internal shipments, partially offset by higher sales volume to external customers. Compared to fourth quarter 2010, fourth quarter 2011 segment profit reflected the favorable effects of higher third-party sales volumes offset by lower bauxite pricing and the increase in fuel costs over the course of 2011.
  The fourth quarter 2011 Bauxite segment results also reflected $2.0 million of costs and inefficiencies associated with the failure of the conveyor belt discussed above.

Alumina. The Alumina segment reported a $4.5 million segment profit in fourth quarter 2011, compared to a $23.4 million profit in third quarter 2011 and $26.0 million profit in fourth quarter 2010.

  Compared to third quarter 2011, fourth quarter 2011 Alumina results reflected unfavorable alumina pricing due to a decline in LME aluminum prices, partially offset by lower natural gas prices. Compared to fourth quarter 2010, fourth quarter 2011 Alumina results reflected unfavorable alumina pricing due to a decline in LME aluminum prices, and higher prices of raw materials and input costs, partially offset by lower natural gas prices.
  Fourth quarter 2011 Alumina segment results also included $14.5 million of costs, inefficiencies, and lost volumes associated with the Alumina maintenance events described above.

Primary Aluminum. Segment profit in fourth quarter 2011 was $22.7 million, compared to $21.8 million in third quarter 2011 and $42.1 million in fourth quarter 2010.

  Compared to third quarter 2011, fourth quarter 2011 Primary Aluminum results were relatively flat, as the absence of peak power rates in fourth quarter offset the effects of continued declines in LME aluminum prices. Compared to fourth quarter 2010, fourth quarter 2011 results were negatively impacted by the effects of unfavorable LME aluminum prices and by higher raw materials costs, particularly carbon-based products, which rose over the course of 2011.
  Excluding the impact from the Alumina and Bauxite maintenance events discussed above, integrated net cash cost of primary aluminum decreased to $0.72 per pound in fourth quarter 2011 from $0.81 per pound in third quarter 2011. Third quarter 2011 results reflect the impact of three full months of peak power rates.

Flat-Rolled Products. Segment profit in fourth quarter 2011 was $6.5 million, compared to $12.1 million in third quarter 2011, and $9.8 million in fourth quarter 2010, as lower shipment volumes adversely affected margins on both a per pound and total basis.

  Shipment volumes for fourth quarter 2011 were consistent with historic trends and with management expectations.
  Compared to third quarter 2011 and fourth quarter 2010, stable demand trends continued across key product groups in the Flat-Rolled Products segment.

Liquidity

At December 31, 2011, the Company had $42.7 million of cash and cash equivalents and $213.3 million of available borrowing capacity under its revolving credit facility.

Operating activities generated $30.3 million of cash in the fourth quarter 2011, compared to $33.7 million in third quarter 2011, and $21.0 million in fourth quarter 2010.

  In fourth quarter 2011, the Company reported $23.6 million of Adjusted EBITDA, which consists of $31.1 million of total segment profit less $7.5 million of cash payments on natural gas hedges.
  During fourth quarter 2011, the Company made $19.0 million of interest and other payments, $19.0 million of income tax payments and generated $44.8 million from operating working capital.
  Fourth quarter 2011 capital expenditures totaled $20.5 million, including $3.2 million related to the $38 million New Madrid capacity expansion project.
  During fourth quarter 2011, the Company returned $71.1 million to shareholders in connection with the $0.03 regular and $1.00 supplemental dividends declared in November 2011.

The Company’s net debt (defined as debt less cash) to book equity ratio was 1.5 to 1 at December 31, 2011, and its net debt to trailing twelve month Adjusted EBITDA ratio was 1.2 to 1.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
Statements of operations data (unaudited):
Sales	338.5	344.3	1,559.8	1,294.9
Operating costs and expenses:
Cost of sales	312.7	282.9	1,344.5	1,112.4
Selling, general and administrative expenses	21.6	22.4	93.9	115.0
Total operating costs and expenses	334.3	305.3	1,438.4	1,227.4
Operating income	4.2	39.0	121.4	67.5
Other (income) expense:
Interest expense, net	5.1	6.1	21.5	31.1
Gain on hedging activities, net	(20.8)	(21.6)	(86.4)	(65.6)
Loss on debt repurchase	—	1.0	—	0.1
Total other income	(15.7)	(14.5)	(64.9)	(34.4)
Income before income taxes	19.9	53.5	186.3	101.9
Income tax expense (benefit)	(4.5)	18.6	45.4	35.0
Net income	24.4	34.9	140.9	66.9
Net income per common share:
Basic	0.36	0.60	2.10	1.30
Diluted	0.36	0.59	2.06	1.27
Weighted-average common shares outstanding:
Basic	67.25	57.91	67.06	51.56
Diluted	68.44	59.12	68.35	52.80
Cash dividends declared per common share	1.03	—	1.03	—
Sales by segment:
Bauxite	35.6	29.7	151.0	120.4
Alumina	85.9	90.3	403.1	365.4
Primary Aluminum	163.0	177.1	724.1	621.3
Flat Rolled Products	122.9	121.1	611.2	521.4
Eliminations	(68.9)	(73.9)	(329.6)	(333.6)
Total	338.5	344.3	1,559.8	1,294.9
Segment profit (loss):
Bauxite	(0.7)	3.8	18.5	23.8
Alumina	4.5	26.0	78.4	61.9
Primary Aluminum	22.7	42.1	140.3	112.2
Flat-Rolled Products	6.5	9.8	48.3	50.0
Corporate	(6.1)	(7.4)	(27.9)	(26.9)
Eliminations	4.2	(2.4)	4.3	(4.9)
Total	31.1	71.9	261.9	216.1
Financial and other data:
Average realized Midwest transaction price (per pound)(1)	1.04	1.10	1.17	1.04
Integrated net cash cost for primary aluminum products (per pound shipped)(2)	0.83	0.65	0.75	0.70
Third party shipments:
Bauxite (kMts)	646.0	345.3	2,499.9	1,738.0
Alumina (kMts)	152.9	176.3	635.1	683.6
Primary Aluminum (pounds, in millions)	130.0	128.3	513.0	438.8
Flat Rolled Products (pounds, in millions)	76.3	78.7	362.6	346.4
Intersegment shipments:
Bauxite (kMts)	625.3	645.4	2,643.6	2,565.5
Alumina (kMts)	106.6	113.4	487.5	467.4
Primary Aluminum (pounds, in millions)	15.8	24.2	68.4	121.7

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	December 31,
	2011	2010
	$	$
ASSETS
Current assets:
Cash and cash equivalents	42.7	33.8
Accounts receivable, net	107.6	131.6
Inventories, net	186.5	201.1
Prepaid expenses	13.3	12.9
Other current assets	39.3	19.2
Total current assets	389.4	398.6
Property, plant and equipment, net	699.8	719.9
Goodwill	137.6	137.6
Other intangible assets, net	67.1	73.0
Other assets	81.6	85.6
Total assets	1,375.5	1,414.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	95.9	85.1
Accrued liabilities	87.3	65.5
Taxes payable	2.6	4.8
Derivative liabilities, net	38.9	23.2
Deferred tax liabilities	35.9	48.5
Current portion of long-term debt	24.2	—
Total current liabilities	284.8	227.1
Long-term debt	404.3	419.7
Long-term derivative liabilities, net	0.1	18.4
Pension and other post-retirement liabilities	175.7	116.0
Other long-term liabilities	46.2	57.9
Long-term deferred tax liabilities	202.8	277.9
Common stock subject to redemption (0.2 shares at December 31, 2011 and 2010)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at December 31, 2011 and 2010)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 67.30 shares issued and outstanding at December 31, 2011, 66.81 shares issued and outstanding at December 31, 2010, including 0.2 shares subject to redemption at December 31, 2011 and 2010)	0.7	0.7
Capital in excess of par value	231.9	227.7
Retained earnings (accumulated deficit)	63.4	(8.2)
Accumulated other comprehensive income (loss)	(42.4)	69.5
Total shareholders’ equity	253.6	289.7
Non-controlling interest	6.0	6.0
Total equity	259.6	295.7
Total liabilities and equity	1,375.5	1,414.7

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
OPERATING ACTIVITIES
Net income	24.4	34.9	140.9	66.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	24.6	22.6	97.7	98.7
Non-cash interest expense	0.7	9.4	11.7	23.7
Last in, first out and lower of cost or market inventory adjustments	(4.7)	4.4	12.6	4.1
Loss on disposal of assets	1.5	0.6	3.3	4.0
Gain on hedging activities, net of cash settlements	(32.5)	(32.3)	(115.6)	(64.6)
Settlements from hedge terminations, net	—	—	—	164.6
Loss on debt repurchase	—	1.0	—	0.1
Deferred income taxes	(22.1)	7.4	(24.4)	14.8
Stock compensation expense	0.9	1.7	5.3	5.9
Excess tax benefit related to share-based payment arrangements	—	—	(0.7)	—
Changes in other long-term assets	(1.0)	(1.3)	(6.7)	(10.0)
Changes in pension, other post-retirement liabilities and other long-term liabilities	(0.4)	(13.3)	(14.3)	(0.6)
Changes in current operating assets and liabilities:
Accounts receivable, net	32.4	(16.3)	24.0	(45.3)
Inventories, net	22.2	(11.8)	—	(25.0)
Taxes receivable and taxes payable	(0.1)	10.7	(1.9)	5.6
Other current assets	2.1	(2.3)	(17.9)	15.8
Accounts payable	(9.8)	10.2	7.2	9.7
Accrued liabilities	(7.9)	(4.6)	19.4	2.5
Cash provided by operating activities	30.3	21.0	140.6	270.9
INVESTING ACTIVITIES
Capital expenditures	(20.5)	(21.0)	(64.6)	(61.3)
Proceeds from sale of property, plant and equipment	—	—	2.6	0.2
Cash used in investing activities	(20.5)	(21.0)	(62.0)	(61.1)
FINANCING ACTIVITIES
Proceeds from issuance of common shares for equity offerings	—	123.1	—	205.9
Proceeds from issuance of common shares for share-based payment arrangements	0.1		0.7	0.1
Dividends paid	(69.3)	—	(69.3)	—
Distribution to optionholders	(1.8)	—	(1.8)	—
Repayments on revolving credit facility	—	—	—	(215.9)
Repayment of long-term debt	—	(122.3)	—	(333.3)
Excess tax benefit related to share-based payment arrangements	—	—	0.7	—
Cash provided by (used in) financing activities	(71.0)	0.8	(69.7)	(343.2)
Change in cash and cash equivalents	(61.2)	0.8	8.9	(133.4)
Cash and cash equivalents, beginning of period	103.9	33.0	33.8	167.2
Cash and cash equivalents, end of period	42.7	33.8	42.7	33.8

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended December 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	16.0	52.7	146.9	122.9	—	—	338.5
Intersegment	19.6	33.2	16.1	—	—	(68.9)	—
	35.6	85.9	163.0	122.9	—	(68.9)	338.5
Segment profit (loss)	(0.7)	4.5	22.7	6.5	(6.1)	4.2	31.1
Depreciation and amortization	3.2	5.3	11.2	4.5	0.4	—	24.6
Capital expenditures	1.5	4.6	11.6	2.7	0.1	—	20.5

	Three months ended December 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	(0.7)	4.5	22.7	6.5	(6.1)	4.2	31.1
Depreciation and amortization	(3.2)	(5.3)	(11.2)	(4.5)	(0.4)	—	(24.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	4.9	(1.1)	—	0.9	4.7
Loss on disposal of asset	—	—	(1.2)	(0.3)	—	—	(1.5)
Non-cash pension, accretion and stock compensation	—	(0.2)	(0.7)	(0.7)	(1.2)	—	(2.8)
Restructuring, relocation and severance	—	—	(0.4)	(0.7)	—	—	(1.1)
Consulting and sponsor fees	—	—	—	(0.1)	(0.4)	—	(0.5)
Cash settlements on hedging transactions	—	—	0.4	2.0	—	—	2.4
Other, net	(0.1)	(0.4)	0.1	—	0.3	(3.4)	(3.5)
Operating income (loss)	(4.0)	(1.4)	14.6	1.1	(7.8)	1.7	4.2
Interest expense, net							5.1
Gain on hedging activities, net							(20.8)
Total other income, net							(15.7)
Income before income taxes							19.9

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended December 31, 2010
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	12.2	60.9	150.1	121.1	—	—	344.3
Intersegment	17.5	29.4	27.0	—	—	(73.9)	—
	29.7	90.3	177.1	121.1	—	(73.9)	344.3
Segment profit (loss)	3.8	26.0	42.1	9.8	(7.4)	(2.4)	71.9
Depreciation and amortization	1.5	3.9	11.9	5.0	0.3	—	22.6
Capital expenditures	2.3	4.6	6.4	7.5	0.2	—	21.0

	Three months ended December 31, 2010
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	3.8	26.0	42.1	9.8	(7.4)	(2.4)	71.9
Depreciation and amortization	(1.5)	(3.9)	(11.9)	(5.0)	(0.3)	—	(22.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	(5.8)	2.9	—	(1.5)	(4.4)
Loss on disposal of assets	—	—	(0.5)	(0.1)	—	—	(0.6)
Non-cash pension, accretion and stock compensation	(0.3)	(0.2)	(0.7)	(0.6)	(1.7)	—	(3.5)
Restructuring, relocation and severance	—	0.1	(0.1)	(0.1)	(2.8)	—	(2.9)
Cash settlements on hedging transactions	—	—	(0.1)	(1.6)	—	—	(1.7)
Other, net	—	(0.8)	0.1	0.1	0.7	2.7	2.8
Operating income (loss)	2.0	21.2	23.1	5.4	(11.5)	(1.2)	39.0
Interest expense, net							6.1
Gain on hedging activities, net							(21.6)
Loss on debt repurchase							1.0
Total other income, net							(14.5)
Income before income taxes							53.5

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Year ended December 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	68.0	234.9	645.7	611.2	—	—	1,559.8
Intersegment	83.0	168.2	78.4	—	—	(329.6)	—
	151.0	403.1	724.1	611.2	—	(329.6)	1,559.8
Segment profit (loss)	18.5	78.4	140.3	48.3	(27.9)	4.3	261.9
Depreciation and amortization	10.8	21.0	46.0	18.6	1.3	—	97.7
Capital expenditures	8.2	14.0	30.3	11.1	1.0	—	64.6

	Year ended December 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	18.5	78.4	140.3	48.3	(27.9)	4.3	261.9
Depreciation and amortization	(10.8)	(21.0)	(46.0)	(18.6)	(1.3)	—	(97.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(5.5)	(8.7)	—	1.6	(12.6)
Gain (loss) on disposal of assets	0.7	—	(2.8)	(1.2)	—	—	(3.3)
Non-cash pension, accretion and stock compensation	(0.4)	(0.6)	(2.9)	(2.5)	(6.0)	—	(12.4)
Restructuring, relocation and severance	—	(0.2)	(1.2)	(0.9)	(0.6)	—	(2.9)
Consulting and sponsor fees	—	—	—	(0.1)	(2.2)	—	(2.3)
Cash settlements on hedging transactions	—	—	0.3	(0.4)	—	—	(0.1)
Other, net		(0.7)	—	—	(3.4)	(5.1)	(9.2)
Operating income (loss)	8.0	55.9	82.2	15.9	(41.4)	0.8	121.4
Interest expense, net							21.5
Gain on hedging activities, net							(86.4)
Total other income, net							(64.9)
Income before income taxes							186.3

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Year ended December 31, 2010
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	54.9	222.8	495.9	521.3	—	—	1,294.9
Intersegment	65.5	142.6	125.4	0.1	—	(333.6)	—
	120.4	365.4	621.3	521.4	—	(333.6)	1,294.9
Segment profit (loss)	23.8	61.9	112.2	50.0	(26.9)	(4.9)	216.1
Depreciation and amortization	9.6	19.3	48.3	20.5	1.0	—	98.7
Capital expenditures	7.7	11.1	26.4	14.3	1.8	—	61.3

	Year ended December 31, 2010
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	23.8	61.9	112.2	50.0	(26.9)	(4.9)	216.1
Depreciation and amortization	(9.6)	(19.3)	(48.3)	(20.5)	(1.0)	—	(98.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	(6.1)	3.7	—	(1.7)	(4.1)
Loss on disposal of assets	—	—	(3.3)	(0.6)	(0.1)	—	(4.0)
Non-cash pension, accretion and stock compensation	(0.8)	(1.1)	(3.3)	(2.4)	(7.3)	—	(14.9)
Restructuring, relocation and severance	(3.2)	(1.5)	(2.0)	(1.5)	(3.7)	—	(11.9)
Consulting and sponsor fees	—	—	—	—	(18.9)	—	(18.9)
Cash settlements on hedging transactions	—	—	0.1	(2.5)	—	—	(2.4)
Other, net	0.1	1.1	(0.1)	—	0.7	4.5	6.3
Operating income (loss)	10.3	41.1	49.2	26.2	(57.2)	(2.1)	67.5
Interest expense, net							31.1
Gain on hedging activities, net							(65.6)
Loss on debt repurchase							0.1
Total other income, net							(34.4)
Income before income taxes							101.9

ADJUSTED EBITDA
(in millions)
(unaudited)

Management uses “Adjusted EBITDA” as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense and depreciation and amortization, adjusted to eliminate certain non-cash expenses, restructuring charges, related party management fees, charges resulting from purchase accounting and other specified items of income or expense as outlined below (in millions):

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
Adjusted EBITDA	23.6	64.9	235.8	226.1
Last in, first out and lower of cost or market inventory adjustments (a)	4.7	(4.4)	(12.6)	(4.1)
Loss on disposal of assets	(1.5)	(0.6)	(3.3)	(4.0)
Non-cash pension, accretion and stock compensation	(2.8)	(3.5)	(12.4)	(14.9)
Restructuring, relocation and severance	(1.1)	(2.9)	(2.9)	(11.9)
Consulting and sponsor fees	(0.5)	—	(2.3)	(18.9)
Interest rate swaps	(2.3)	(5.4)	(4.6)	(11.0)
Loss on debt repurchase	—	(1.0)	—	(0.1)
Charges and fees related to hedge terminations	—	—	—	(9.0)
Non-cash derivative gains (b)	33.1	32.3	117.0	73.2
Other, net	(3.6)	2.8	(9.2)	6.3
Depreciation and amortization	(24.6)	(22.6)	(97.7)	(98.7)
Interest expense, net	(5.1)	(6.1)	(21.5)	(31.1)
Income tax (expense) benefit	4.5	(18.6)	(45.4)	(35.0)
Net income	24.4	34.9	140.9	66.9

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
Adjusted EBITDA	23.6	64.9	235.8	226.1
Settlements from hedge terminations, net	—	—	—	164.6
Stock compensation expense	0.9	1.7	5.3	5.9
Changes in other assets	(1.0)	(1.3)	(6.7)	(10.0)
Changes in pension, other post-retirement liabilities and other long-term liabilities	(0.4)	(13.3)	(14.3)	(0.6)
Changes in current operating assets and liabilities	38.9	(17.7)	30.8	(36.7)
Changes in current income taxes	(17.6)	(11.2)	(70.5)	(20.2)
Changes in accrued interest	(4.4)	3.3	(9.8)	(7.4)
Non-cash pension, accretion and stock compensation	(2.8)	(3.5)	(12.4)	(14.9)
Restructuring, relocation and severance	(1.1)	(2.9)	(2.9)	(11.9)
Consulting and sponsor fees	(0.5)	—	(2.3)	(18.9)
Interest rate swaps	(2.3)	(5.4)	(4.6)	(11.0)
Other, net	(3.0)	6.4	(7.8)	5.9
Cash flow from operating activities	30.3	21.0	140.6	270.9

(a)	The Company’s New Madrid smelter and the Company's rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.
(b)	The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to the Company’s derivatives are included in Adjusted EBITDA and are shown in the table below:
	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
Fixed price aluminum swaps	—	—	—	(24.2)
Variable price aluminum offset swaps and other	2.5	(1.7)	(0.1)	(2.5)
Natural gas swaps	7.5	7.0	26.1	23.3
Interest rate swaps	2.3	5.4	4.6	11.0
Total	12.3	10.7	30.6	7.6

The previous table presents fixed price aluminum swap cash settlement amounts, net of early termination discounts, totaling $9.0 million in the year ended December 31, 2010. The Company settled all fixed price aluminum swaps in connection with its IPO.

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)

Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of integrated net cash cost of primary aluminum:

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Total primary aluminum cash cost (in millions)	$121.3	$98.7	$436.0	$391.2
Total shipments (pounds, in millions)	145.8	152.5	581.4	560.5
Integrated primary aluminum net cash cost (per pound)	$0.83	$0.65	$0.75	$0.70

(a) Total primary aluminum cash cost is calculated below (in millions):
Total Primary Aluminum revenue	$163.0	$177.1	$724.1	$621.3
Less: fabrication premiums and other revenue	(11.0)	(8.9)	(46.6)	(37.1)
Realized Midwest Transaction Price revenue	152.0	168.2	677.5	584.2
Primary Aluminum segment profit	22.7	42.1	140.3	112.2
Alumina segment profit	4.5	26.0	78.4	61.9
Bauxite segment profit	(0.7)	3.8	18.5	23.8
Eliminations	4.2	(2.4)	4.3	(4.9)
Total	30.7	69.5	241.5	193.0
Total primary aluminum cash cost	$121.3	$98.7	$436.0	$391.2

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)

“Net income, excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings per share, excluding special items” refers to net income excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income, excluding special items and diluted earnings per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.

Net income, excluding special items may not be comparable to similarly titled measures used by other companies. Net income, excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.

Special items are outlined below (in millions):

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Release of indemnification receivable related to uncertain tax positions(1)	(1.1)	—	(4.5)	—
Early retirement benefits (2)	(0.7)	—	(0.7)	—
Restructuring	—	—	—	(7.6)
Loss on debt repurchase	—	(1.0)	—	(0.1)
Executive separation agreement	—	(3.3)	—	(3.3)
Management agreement termination	—	—	—	(12.5)
Modification of stock options	—	—	—	(3.2)
Transaction related legal costs	—	—	—	(5.5)
Gain on hedging activities	20.8	21.6	86.4	65.6
Total special items (pre-tax)	19.0	17.3	81.2	33.4

(1)	In 2011, the Company expensed an indemnification receivable from Xstrata through selling, general and administrative expenses because statutes to examine certain income tax returns expired. Net income was not impacted by the release of this indemnification receivable as a corresponding tax benefit was recorded for the year ended December 31, 2011.
(2)	Early retirement benefits were paid to terminated employees in the fourth quarter of 2011.

Diluted earnings per share, excluding special items is calculated as follows (in millions):

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	$	$	$	$
Pre-tax income	19.9	53.5	186.3	101.9
Pre-tax impact of special items	(19.0)	(17.3)	(81.2)	(33.4)
Pre-tax income, excluding special items	0.9	36.2	105.1	68.5
Income taxes, excluding special items (1)(2)	0.3	12.2	33.1	23.1
Net income, excluding special items	0.6	24.0	72.0	45.4
Weighted average common shares outstanding, diluted (shares, in millions)	68.44	59.12	68.35	52.80
Diluted earnings per share, excluding special items	0.01	0.41	1.05	0.86

(1)

2011 amounts calculated at 31.5% effective tax rate, excluding special tax items as detailed in the table below. Uncertain tax positions were released as a result of the expiration of the statute of limitations with respect to certain income tax returns. We decreased our valuation allowance by $8.6 million which consists of a $10.0 million release related primarily to capital loss carryforwards which were either utilized in 2011 or expired pursuant to the relevant statute of limitations, partially offset by a $1.4 million increase for our deferred tax assets, primarily statement operating loss carryforwards.

	Income before income taxes	$186.3
	Remove pre-tax effect of tax indemnification release	4.5
	Pre-tax income before tax special item	190.8

	Income tax expense	45.4
	Adjusted to remove effects of:
	Release of valuation allowance	8.4
	Release reserve for indemnified uncertain tax position	4.5
	Release reserve for uncertain tax position	1.8
	Income tax expense before tax special items	$60.1
	Effective annual tax rate, excluding special items	31.5%

(2)	2010 amounts calculated at 33.7% effective tax rate.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

For Question-and-Answer Participants

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CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, 615-771-5752
Chief Financial Officer
robert.mahoney@noralinc.com